UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2016, Hines Global REIT II, Inc. (“Hines Global II”), through a wholly-owned subsidiary of its operating partnership, acquired Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood, Utah, a submarket of Salt Lake City, Utah. NOP Cottonwood Holdings, the seller of Cottonwood Corporate Center, is not affiliated with Hines Global II or its affiliates.

Cottonwood Corporate Center was constructed during the period between 1997 and 2000 and consists of 490,030 square feet of net rentable area that was 91% leased as of the date of acquisition. SanDisk leases 153,201 square feet, or approximately 31%, of the net rentable area of Cottonwood Corporate Center, under a lease that expires in September 2021. Additionally, Extra Space Storage leases 71,852 square feet, or approximately 15%, of the net rentable area of Cottonwood Corporate Center, under a lease that expires in January 2028. The remaining space is leased to 23 tenants, none of which individually lease more than 10% of the net rentable area of Cottonwood Corporate Center.

The contract purchase price for Cottonwood Corporate Center was $140.0 million, exclusive of transaction costs and working capital reserves. Hines Global II funded the acquisition using proceeds from its public offering, an advance under its credit facility with Hines Interests Limited Partnership (“Hines”), an affiliate of Hines Global II, and a $78.0 million loan (see item 2.03 below). The credit facility with Hines was described in Hines Global II’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 19, 2014.

The estimated going-in capitalization rate for Cottonwood Corporate Center is approximately 6.9%. The estimated going-in capitalization rate is determined by dividing the projected property revenues in excess of expenses for the first fiscal year by the net purchase price (excluding closing costs and taxes). Property revenues in excess of expenses includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected property revenues in excess of expenses includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenants will perform under their lease agreements during the next 12 months and assumptions related to leasing vacant space.

The terms of the acquisition of Cottonwood Corporate Center are set forth in the sale, purchase and escrow agreement that was filed as an exhibit to Hines Global II’s Current Report on Form 8-K filed with SEC on May 19, 2016 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 5, 2016, Hines Global II, through a wholly-owned subsidiary of its operating partnership, entered into a loan agreement with Principal Life Insurance Company (“Principal Life”) for a principal sum of $78.0 million (the “Loan”) to fund the acquisition of Cottonwood Corporate Center. Principal Life is not affiliated with Hines Global II or its affiliates. The Loan is secured by a first priority lien on Hines Global II’s interest in Cottonwood Corporate Center and assignments of all of its leases and rents and the personal property on the premises of Cottonwood Corporate Center.

The Loan requires monthly payments of principal and interest. Principal and interest accrued on the Loan are due and payable on the first day of each month commencing in September 2016. The Loan has a fixed interest rate per annum equal to 2.98% and matures on August 1, 2023. The Loan may be prepaid at any time on or after April 1, 2023, subject to certain conditions, including but not limited to providing 30 days’ advance written notice to Principal Life and, in the event of prepayment of the Loan prior to April 1, 2023, the payment of a prepayment penalty.

The Loan contains various customary events of default, with corresponding grace periods, including, without limitation, payment defaults and bankruptcy-related defaults. The Loan also contains customary financial and other covenants, including, without limitation, covenants regarding the debt service coverage ratio, failure to maintain a property management agreement, limitations on the incurrence of debt and other customary covenants which are more fully described therein. Upon the occurrence of an event of default under the Loan, Principal Life may declare all sums owed under the Loan immediately due and payable. Hines Global II’s liability under the Loan and the related loan documents is limited to Hines Global II’s interest in Cottonwood Corporate Center, including its leases and rents.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than September 20, 2016.

(d) Exhibits:

10.1
Sale, Purchase and Escrow Agreement, dated as of May 13, 2016, by and between NOP Cottonwood Holdings, LLC, HGREIT II Cottonwood Center LLC, Commonwealth Land Title Insurance Company, Hines Global REIT II Properties LP and National Office Partners LLC (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 19, 2016 and incorporated by reference herein)

Statements in this Current Report on Form 8-K, including but not limited to intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the ability and willingness of the current tenants to continue to make rental payments pursuant to their lease agreements and other risks described in the “Risk Factors” section of Hines Global II’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by its other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

July 11, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

10.1
Sale, Purchase and Escrow Agreement, dated as of May 13, 2016, by and between NOP Cottonwood Holdings, LLC, HGREIT II Cottonwood Center LLC, Commonwealth Land Title Insurance Company, Hines Global REIT II Properties LP and National Office Partners LLC (filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on May 19, 2016 and incorporated by reference herein)